SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 1, 2004 (March 31, 2004)

Grey Wolf, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (I.R.S. Employer Identification No.)

10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)

713-435-6100
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS

     On March 31, 2004, Grey Wolf, Inc. issued a press release, pursuant to Rule 135c under the Securities Act of 1933, announcing the closing of its previously announced private offering of $100.0 million aggregate principal amount of floating rate contingent convertible senior notes due 2024. A copy of this press release is being filed as an exhibit to this report and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibit

     Exhibit 99.1   Grey Wolf, Inc. Press Release dated March 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2004

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

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Exhibit Number	Description
Exhibit 99.1	Grey Wolf, Inc. Press Release, dated March 31, 2004.

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